YOUR INTERNET DEFENDER INC. 8-K

Exhibit 16.1

August 22, 2014

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Sir or Madam:

We have read the statements of Your Internet Defender Inc., (the "Company") pertaining to our firm included under Item 4.01 of Form 8-K dated August 22, 2014 and agree with such statements as they pertain to our firm.  We have no basis to agree or disagree with other statements of the Company contained therein.

Yours truly,

/s/ Li and Company, PC

Li and Company, PC

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